Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aramark:

We consent to the use of our report dated December 2, 2014, with respect to the consolidated balance sheets of Aramark and subsidiaries as of October 3, 2014 and September 27, 2013, and the related consolidated statements of income, comprehensive income, cash flows and stockholders’ equity for each of the fiscal years ended October 3, 2014, September 27, 2013 and September 28, 2012, and the related financial statement schedule, incorporated by reference in the prospectus supplement on Form 424(b)(3) dated December 3, 2014 (Prospectus Supplement) and in the registration statement on Form S-1 (No. 333-194077) that includes the Prospectus Supplement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 2, 2014